For Immediate Release

Ferro Corporation Announces Webcast of Investor Conference

CLEVELAND, Ohio – May 18, 2007 – Ferro Corporation (NYSE: FOE) will host a meeting for investors at the Ritz-Carlton Cleveland Hotel on May 24, 2007. Members of Ferro’s management team, including Chairman, President and CEO James F. Kirsch, will be presenting. A live webcast of the presentations will begin at 8:30 a.m. ET.

The audio webcast of the presentations can be accessed at the following link:

Webcast link: http://www.videonewswire.com/event.asp?id=39687

Presentation slides will be available the morning of the presentation and can be accessed on the Investor Relations portion of the Ferro Corporation Web site at:

Presentation link: http://phx.corporate-ir.net/phoenix.zhtml?c=73886&p=irol-IRHome

The audio webcast and the presentation slides will be available at the above links for 30 days.

Ferro’s investor meeting is being held in conjunction with the May 22 – 24, 2007 Northeast Ohio Chemical Conference that also includes similar meetings held by The Lubrizol Corporation, OMNOVA Solutions Inc., PolyOne Corporation, RPM International Inc. and Sherwin-Williams.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,700 employees globally and reported 2006 sales of $2.0 billion.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com